As filed with the Securities and Exchange Commission on May 17, 2013

Registration No. 333- 166907

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Coeur Mining, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-0109423
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 Front Ave., P.O. Box “I”

Coeur d’Alene, Idaho, 83816

(Address of principal executive offices, including zip code)

Amended and Restated 2003 Long-Term Incentive Plan of

Coeur d’Alene Mines Corporation

(Full title of the plan(s))

Casey M. Nault

Vice President, General Counsel and Secretary

505 Front Ave., P.O. Box “I”

Coeur d’Alene, Idaho, 83816

(Name and address of agent for service)

(208) 667-3511

(Telephone number, including area code of agent for service)

Copy to:

Andrew L. Fabens, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

(212) 351-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, $0.01 par value	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities and registration fees were paid upon filing of the original Registration Statement on Form S-8 (File No. 333-166907). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

EXPLANATORY NOTE

On May 16, 2013, Coeur d’Alene Mines Corporation, an Idaho corporation (“Coeur Idaho”), completed a reincorporation to the State of Delaware pursuant to a Plan of Conversion approved by the shareholders at the annual meeting of shareholders held on May 14, 2013. The reincorporation also effected a change of the company’s name from Coeur d’Alene Mines Corporation to Coeur Mining, Inc.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-166907), originally filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2010 by Coeur Idaho (the “Registration Statement”), relating to Coeur Idaho’s Amended and Restated 2003 Long-Term Incentive Plan (as amended, the “Plan”), is being filed by Coeur Mining, Inc., a Delaware corporation (the “Registrant”) pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 414(d) under the Securities Act, the Registrant hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Commission, this Registration Statement omits certain information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 21, 2013;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 9, 2013;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2013, January 18, 2013 (Item 3.02 and Item 5.02 information only), January 23, 2013, January 29, 2013, February 7, 2013, February 13, 2013, February 19, 2013, February 20, 2013 (Item 1.01, Item 2.03, Item 3.02 and Item 8.01 information only), March 12, 2013 (Item 5.02 information only), March 13, 2013, March 21, 2013, April 15, 2013 (Item 5.02 information only) April 16, 2013, April 24, 2013, May 8, 2013 and May 16, 2013; and

(d)	The description of the Registrant’s common stock contained in Current Report Form 8-K12B filed with the Commission on May 16, 2013, pursuant to Rule 12g-3 promulgated under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. The DGCL currently provides that this limitation of liability does not apply to: (a) breach of the duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful distributions to stockholders under Section 174 of the DGCL or (d) a transaction from which the director derived an improper personal benefit.

Article X, Section 10.1 of the Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, no director will be personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

With respect to actions by or in the right of the corporation, a similar standard applies under Section 145(b) of the DGCL, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Section 145(c) of the DGCL provides that a director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

Section 145(e) of the DGCL provides that expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation because he or she has not met the relevant standard of conduct described above.

Article VI of the Registrant’s Bylaws requires indemnification and the advancement of defense expenses to directors, officers and employees to the fullest extent permitted by the DGCL. The rights to indemnification and advancement granted under the DGCL and the Bylaws are not exclusive of any other rights any person may have or acquire under any law, agreement, vote of stockholders or directors, provisions of a charter or bylaws, or otherwise.

The Registrant maintains insurance for the benefit of its directors and officers to insure these persons against certain liabilities, whether or not the Registrant would have the power to indemnify them against these liabilities under the DGCL.

The Registrant intends to enter into certain indemnification agreements with its directors and officers. The indemnification agreements provide the Registrant’s directors and officers with further indemnification, to the maximum extent permitted by the DGCL.

The foregoing summaries are subject to the text of the DGCL, the Registrant’s Certificate of Incorporation and Bylaws, and the indemnification agreements referred to above, and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation of Coeur Mining, Inc., a Delaware corporation (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K12B as filed with the Commission on May 16, 2013).

4.2	Bylaws of Coeur Mining, Inc., a Delaware corporation (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 8-K12B as filed with the Commission on May 16, 2013).

4.3	Specimen certificate of common stock of Coeur Mining, Inc., a Delaware corporation (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K12B as filed with the Commission on May 16, 2013).

4.4	Amended and Restated 2003 Long-Term Incentive Plan of Coeur d’Alene Mines Corporation, dated December 17, 2012 (incorporated herein by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 21, 2013).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24	Power of Attorney (contained on signature page hereto).

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on May 17, 2013.

COEUR MINING, INC.
(Registrant)

By:	/s/ Mitchell J. Krebs
Mitchell J. Krebs
(Director, President and Chief Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Mitchell J. Krebs and Casey M. Nault, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mitchell J. Krebs Mitchell J. Krebs	Director, President and Chief Executive Officer (Principal Executive Officer)	May 17, 2013

/s/ Frank L. Hanagarne Jr. Frank L. Hanagarne Jr.	Senior Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	May 17, 2013

/s/ Mark Spurbeck Mark Spurbeck	Vice President – Finance (Principal Accounting Officer)	May 17, 2013

/s/ Robert E. Mellor Robert E. Mellor	Director	May 17, 2013

/s/ John H. Robinson John H. Robinson	Director	May 17, 2013

/s/ J. Kenneth Thompson J. Kenneth Thompson	Director	May 17, 2013

/s/ Sebastian Edwards Sebastian Edwards	Director	May 17, 2013

/s/ Linda L. Adamany Linda L. Adamany	Director	May 17, 2013

/s/ Kevin S. Crutchfield Kevin S. Crutchfield	Director	May 17, 2013

/s/ Randolph E. Gress Randolph E. Gress	Director	May 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of Coeur Mining, Inc., a Delaware corporation (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K12B as filed with the Commission on May 16, 2013).

4.2	Bylaws of Coeur Mining, Inc., a Delaware corporation (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 8-K12B as filed with the Commission on May 16, 2013).

4.3	Specimen certificate of common stock of Coeur Mining, Inc., a Delaware corporation (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K12B as filed with the Commission on May 16, 2013).

4.4	Amended and Restated 2003 Long-Term Incentive Plan of Coeur d’Alene Mines Corporation, dated December 17, 2012 (incorporated herein by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 21, 2013).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24	Power of Attorney (contained on signature page hereto).